UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2020

IMAC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1605 Westgate Circle, Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 266-4622

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	IMAC	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	IMACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

IND Application

On May 12, 2020, IMAC Holdings, Inc. (the “Company”), submitted an Investigational New Drug application (the “IND”) with the U.S. Food & Drug Administration (“FDA”) with respect to the Company’s proposed study to evaluate the use of umbilical cord-derived stem cells for the treatment of bradykinesia, which is the gradual loss and slowing down of spontaneous bodily movement. The Company believes that the causes of bradykinesia may be related to an inflammatory response of the body. Human umbilical cord-derived stem cells have documented anti-inflammatory properties, and the Company believes that these cells may be effective in treating bradykinesia.

The Company prepared the IND and is preparing a related study with the assistance of a medical consulting group and pursuant to the Company’s license of an FDA-approved stem cell product. The study is designed to evaluate the safety and tolerability of umbilical cord-derived stem cells to treat patients with bradykinesia. If the IND is approved, the Company’s physicians will be trained to administer therapies within the Company’s facilities to use stem cell-derived treatments to treat bradykinesia. The IND and the related proposed study are part of the Company’s strategy to use certain biologic products to regenerate damaged tissue.

The Company anticipates that the FDA will take approximately 30 days from the date of submission of the IND to make a determination on the IND. No assurance can be given that the FDA will approve the IND within 30 days or that the FDA will approve the IND or designate it as regenerative medicine advanced therapy (“RMAT”). The failure to earn the IND or RMAT designation would prevent the Company from conducting its research trials and result in unfulfilled research expenses, which have already been accounted for by the Company and are not expected to negatively affect its operations.

Earnings Release

On May 14, 2020, the Company issued a press release regarding the Company’s results for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the benefits of the Transaction. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated May 14, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2020	IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer